CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees and Shareholders
Putnam Equity Spectrum Fund:

We consent to the use of our report, dated June 17, 2011, with respect to the financial statements included herein, of Putnam Equity Spectrum Fund, and to the references to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information.

/s/ KPMG LLP
Boston, Massachusetts
August 22, 2011